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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                                        Press Contact:       Jennifer Keavney
                                                             Network Associates
                                                             (408) 346-3278

                                        Investor Contact:    Kelly Blough
                                                             Network Associates
                                                             (408) 346-3481


         NETWORK ASSOCIATES ANNOUNCES REVISED TIMING FOR FILING RESTATED
                  FISCAL 1998, 1999 AND 2000 FINANCIAL RESULTS

         SANTA CLARA, Calif., June 17, 2003 -- Network Associates, Inc. (NYSE:
NET) today announced revised timing for the filing of its restated fiscal 1998, 1999, and 2000 financial results. This will also extend the time for filing of the company's 2002 Form 10-K, and Q1 and Q2 2003 Form 10-Qs. Network Associates currently expects to file all these documents with the SEC by September 30, 2003.

         The Company announced in March of this year that it would restate its 1998, 1999 and 2000 financial statements to reflect revenue on sales to distributors on a sell-through basis, which is how Network Associates has reported sales to distributors since the beginning of 2001. Network Associates is working with several third parties and is requesting records that go back as much as five years for purposes of checking and reconciling its accounts. While the scope of the work has not increased, the volume of work is greater than originally anticipated.

ABOUT NETWORK ASSOCIATES

With headquarters in Santa Clara, Calif., Network Associates, Inc. is the leading provider of intrusion prevention solutions. Network Associates is comprised of three product groups: McAfee Security, delivering world-class anti-virus and security products; Sniffer Technologies, a leader in network availability and network protection; and Magic Solutions, a leader in innovative service


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management solutions. For more information, Network Associates can be reached at
972-963-8000 or on the Internet at http://www.networkassociates.com/ .

NOTE: Network Associates, McAfee, Sniffer and Magic Solutions are registered trademarks of Network Associates, Inc. and/or its affiliates in the United States and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

SAFE HARBOR STATEMENT

The foregoing news release contains forward-looking statements. Forward-looking statements include those regarding the timing for filing the Company's 2002 Form 10-K and Q1 and Q2 2003 Form 10-Qs as well as its restated financial statements for 1998-2000. The time for filing these items may be delayed, for among other reasons, to address matters raised by the SEC and DOJ.